As filed with the
                                                         Securities and Exchange
                                                         Commission on March 21,
                                                         2001 Registration No.
                                                         33-95256
--------------------------------------------------------------------------------


                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933
                                   ------------------

                             UNIROYAL TECHNOLOGY CORPORATION
                 (Exact name of Registrant as specified in its charter)

   Delaware                                              65-0341868
(State or other jurisdiction                             (I.R.S. Employer
of Incorporation or organization)                        Identification Number)

                           Two North Tamiami Trail, Suite 900
                                 Sarasota, Florida 34236
                                     (941) 366-5282
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            UNIROYAL TECHNOLOGY CORPORATION
                                  1994 STOCK OPTION PLAN
                                (Full title of the plan)

                                 OLIVER J. JANNEY, ESQ.
                 Executive Vice President, Secretary and General Counsel
                             Uniroyal Technology Corporation
                           Two North Tamiami Trail, Suite 900
                                 Sarasota, Florida 34236
                         (Name and address of agent for service)

                                     (941) 361-2212
              (Telephone number, including area code, of agent for service)

                             CALCULATION OF REGISTRATION FEE

Title of Securities    Amount to be      Proposed Maximum        Proposed                Amount of registration fee*
to be registered       registered*       offering price per      maximum
                                         unit**                  aggregate offering

                                                                                        price**
Uniroyal
Technology
Corporation
Common Stock
(par value $.01
per share)             110,000           $8.00                   $880,000.00             $303.45
                       shares

* 800,000 shares were registered on August 3, 1995; 1,000,000 shares were registered on May 20, 1999, after giving effect to the 100% stock dividend declared on March 10, 2000 to stockholders of record as of March 20, 2000; and 3,400,000 shares were registered on May 22, 2000. The foregoing fee is for registration of the additional 110,000 shares covered by this registration statement.
** Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the prices of the grants to the date hereof.

                                         PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The contents of the Registration Statements filed by the Registrant on Form S-8 on August 3, 1995, May 20, 1999, and May 22, 2000, Registration Number 33-95256, are incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel

         The opinion and consent of Oliver J. Janney, Esq., Executive Vice President, General Counsel and Secretary of the Company, addressing certain legal matters with regard to the additional shares of common stock being registered under this registration statement, are attached hereto as Exhibits
5.1 and 23.1. As of March 16, 2001, Mr. Janney owned certain securities of the Company.

Item 8.  Exhibits


Exhibit Number               Description


5.1 and 23.1               Opinion and Consent of General Counsel of Uniroyal
                             Technology Corporation.

23.2                       Consent of Deloitte & Touche LLP.




                                    POWER OF ATTORNEY

         Each person whose signature to this registration statement appears below hereby appoints Howard R. Curd, Robert L. Soran and Oliver J. Janney, and each individually, any one of whom may act without the joinder of the others, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this registration statement, which amendments make such changes and additions to this registration statement as such agent and attorney-in-fact may deem necessary or appropriate.

                                       SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on March 16, 2001.


                             UNIROYAL TECHNOLOGY CORPORATION


         By:      /s/ George J. Zulanas, Jr.
                  _____________________________
                  George J. Zulanas, Jr.
                  Executive Vice President, Treasurer and
                  Chief Financial Officer
                        (Principal Financial Officer and
                   Principal Accounting Officer)


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Howard R. Curd         Director,  Chairman of the           March 16, 2001
__________________         Board and Chief Executive
Howard R. Curd             Officer




/s/ George J. Zulanas, Jr.
__________________         Executive Vice President,             March 16, 2001
George J. Zulanas, Jr.     Treasurer and Chief
                           Financial Officer
                           (Principal Financial
                           Officer and Principal
                           Accounting Officer)


/s/ Peter C.B. Bynoe
__________________         Director                              March 16, 2001
Peter C.B. Bynoe


/s/ Thomas E. Constance
__________________         Director                              March 16, 2001
Thomas E. Constance


/s/ Curtis L. Mack
__________________         Director                              March 16, 2001
Curtis L. Mack

/s/ Roland H. Meyer
__________________         Director                              March 16, 2001
Roland H. Meyer


/s/ Robert L. Soran
__________________         Director,  President                  March 16, 2001
Robert L. Soran            and Chief Operating
                           Officer

                                                          Exhibits 5.1 and 23.1

                             UNIROYAL TECHNOLOGY CORPORATION
                                        SUITE 900
                                 TWO NORTH TAMIAMI TRAIL
                                 SARASOTA, FLORIDA 34236
OLIVER J. JANNEY
EXECUTIVE VICE PRESIDENT,                            Telephone:  (941) 361-2212
GENERAL COUNSEL & SECRETARY                               Fax:   (941) 361-2214


                                     March 16, 2001

Uniroyal Technology Corporation
Two North Tamiami Trail, Suite 900
Sarasota, Florida 34236

Dear Sirs:

     I have acted as counsel to Uniroyal Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offering and sale of up to 110,000 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company issuable in connection with the Company's 1994 Stock Option Plan (the "Plan"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

     In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers or representatives of the Company as I have deemed relevant or necessary as a basis for the opinions hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant or necessary for a basis for the opinions hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents submitted to me as certified or photostatic copies and the authenticity of such latter documents.

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the shares of Common Stock initially issuable in connection with the Plan will be validly issued, fully paid and non-assessable and free of preemptive rights.

     The opinions herein are limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect of the laws of any other jurisdiction on the matters addressed in this opinion.

     I consent to the use of this opinion as an exhibit to the Registration Statement. I further consent to the use of this opinion as an exhibit to applications to securities

Uniroyal Technology Corporation
March 16, 2001
Page Two


commissioners of various states of the United States for registration or qualification of the Common Stock issuable in connection with the Plan under the securities (or "Blue Sky") laws of such states to the extent that such registration or qualification may be required.

     This opinion is rendered solely for your benefit in connection with the Plan. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent, except as noted above.

                                Very truly yours,

                                 /s/ Oliver J. Janney

                                Oliver J. Janney

OJJ:rah

                                                                    Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 33- 95256 of Uniroyal Technology Corporation on Form S-8 of our report dated December 5, 2000, appearing in the Annual Report on Form 10-K of Uniroyal Technology Corporation for the year ended October 1, 2000.




DELOITTE & TOUCHE LLP

Tampa, Florida
March 21, 2001



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